Q3’2015 Results Presentation

November 5, 2015

Speakers:
Douglas McCrosson, President & Chief Executive Officer
Vincent Palazzolo, Chief Financial Officer



A Premier Supplier of Aircraft Structures and Systems

CPI AERO
NYSE MKT: CVU

Forward Looking Statements

This presentation contains forward-looking statements that involve risks and uncertainties. All statements, other than statements of historical fact, included in this presentation, including without limitation, statements regarding projections, future financing needs, and statements regarding future plans and objectives of the Company, are forward-looking statements. Words such as "believes," "expects," "anticipates," "intends," "plans," "estimates" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon the current expectations of management and certain assumptions that are subject to risks and uncertainties. Accordingly, there can be no assurance that such risks and uncertainties will not affect the accuracy of the forward-looking statements contained herein or that our actual results will not differ materially from the results anticipated in such forward-looking statements. Such factors include, but are not limited to, the following: the cyclicality of the aerospace market, the level of U.S. defense spending, production rates for commercial and military aircraft programs, competitive pricing pressures, start-up costs for new programs, technology and product development risks and uncertainties, product performance, increasing consolidation of customers and suppliers in the aerospace industry and costs resulting from changes to and compliance with applicable regulatory requirements. The information contained in this presentation is qualified in its entirety by cautionary statements and risk factors disclosed in the Company's Securities and Exchange Commission filings, including its Annual Report on Form 10-K filed on March 6, 2015 and Form 10-Q filed on May 8, 2015 and August 7, 2015, available at http://www.sec.gov.

We caution readers not to place undue reliance on any forward-looking statements, which speak only as of the date hereof and for which the Company assumes no obligation to update or revise the forward-looking statements herein.

Recent Highlights

Douglas McCrosson

President & Chief Executive Officer

Recent Business Highlights

Q315 Revenue:
$26.8 Million
vs Q314 Revenue

Up 25%

Q315 Net Income:
$2.5 Million
vs Q314 Net Income

Up 44%

Large Backlog:
$421.7 Million
at 9/30/15 vs. 12/31/14

Up $18M

Funded backlog up $5.1 Million

Unfunded backlog up $12.8 Million

CPI AERO

Speaker

Financial Highlights

Vincent Palazzolo

Chief Financial Officer

Recent Financial Highlights

	For the 3M Ended September 30,		For the 9M Ended September 30,	
	2015	2014	2015	2014
	(Unaudited)		(Unaudited)	
Revenue	$26,790,881	$21,487,677	$68,611,766	$19,619,571
Cost of sales	21,194,449	17,016,373	55,564,894	53,620,290
Gross profit (loss)	5,596,432	4,471,304	13,046,872	(34,000,719)
Selling, general and administrative expenses	1,898,965	1,800,878	5,968,123	5,424,581
Income (loss) from operations	3,697,467	2,670,426	7,078,749	(39,425,300)
Net income (loss)	2,446,085	1,697,547	4,364,313	(26,926,534)
Income (loss)per common share – basic	$0.29	$0.20	$0.51	($3.18)
Income (loss)per common share – diluted	$0.28	$0.20	$0.51	($3.18)

CPI AERO

Revenue Breakdown by Program

3Q 2015

Defense Programs: $15.5 M
of which $15 million was from Tier 1 military subcontracts with OEMS and $0.5 million was from government prime contracts.


58%
42%

Commercial Programs: $11 M
mainly related to our Triumph, Embraer and Honda programs.

9M 2015

Defense Programs: $37.5 M
of which $37 million was from Tier 1 military subcontracts with OEMS and $0.5 million was from government prime contracts.


55%
45%

Commercial Programs: $31 M
mainly related to our Triumph, Embraer and Honda programs.

Gross Margin

3Q 2015	9M 2015
20.9%	19.0%

Affected by the change in estimate to the A-10 program as we continued to record revenue on the A-10 with zero gross margin

Excluding the effect of the A-10 Program

3Q 2015	9M 2015
23.4%	23.4%

This increase is primarily the result of higher gross margin on certain commercial programs as production rates have increased

CPI AERO

2015: Record Year in Terms of Revenue

Revenue	• **$95.0M – $98.0M**
Gross Margin	• **19.0% - 20.0%...** lower than historical margin as CPI Aero will continue to book A-10 WRP revenue at zero profit. • Range of **22.5% to 23.0%** for non-A10 WRP programs
Net Income	• **$7.2M - $7.5M**

CPI AERO

Revenue Breakdown: by Market

Military/commercial split effected by recent military contract wins

2015 Revenue (Guidance)
$95.0M - $98.0M



Military 61%
Commercial 39%

Military
Strong revenue driven by recent wins

Commercial
Remains steady as the majority of new business wins in 2014 were for military programs

Existing programs
100% of forecast comes from existing backlog

CPI AERO

Revenue Breakdown: by Subcontractor Role

2015 Revenue (Guidance)
$95.0M - $98.0M



Tier 2 16%
Prime 1%
Tier 1 83%

Prime

Doubles due to recent wins

Tier 1

Double digit growth

Tier 2

Slight decline due to G650

Revenue Breakdown: by Category

Non-Aerostructures business expected to increase to 40% of total revenue

2015 Revenue (Guidance)
$95.0M - $98.0.0M



Kitting & SCM 33%
Aerosystems 7%
Aerostructures 60%

Kitting & SCM
Over 65% growth fueled by our E-2 / C-2 multi-year contract

2015 Financial Initiatives

Expect to continue to pay down debt and reduce interest expense


Strengthen Financial Position
Invest in Automation & Robotics
Generate Positive Cash Flow from Operations
Further Reduce Overhead & SG&A Expenses

Investments anticipated to favorably impact operating efficiencies

Generated $1.6 M in cash from operations for the nine months of 2015; used $7.4 M in operating activities during the same period in 2014.

Currently at historical low rates

CPI AERO

Capital / Investments

Capital

- Received approx. $8.1 million tax refunds related to the profit adjustment made to A-10 WRP in 2014.
- Approx. $0.5 million in both federal and state net operating loss carryforwards
- $35 M Revolving Credit Facility

Investments

- Facility improvements
- Cap-Ex
- New programs
- Marketing

Backlog, Recent Programs, Bids and Market Update

Douglas McCrosson

President & Chief Executive Officer

Record Backlog

Consolidated Backlog at 9/30/2015 – $421.7 Million

Funded 30% / Unfunded 70%	Defense 71% / Commercial 29%

Unfunded backlog represents remaining potential value of long term agreements



$125.7M
$295.9M
Funded
Unfunded



$121.4M
$300.3M
Military Aerospace
Commercial

Long-Term Visibility - Contracts (as of 9/30/15)

Firm, Funded Contracts Provide Long-Term Revenue Visibility and Operating Leverage

'08 '09 '10 '11 '12 '13 '14 '15 '16 '17 '18 '19 '20 '21 '22 '23 '24 '25

NORTHROP GRUMMAN - for the E-2D and C-2A aircraft

HONDA AIRCRAFT - for the HondaJet business jet

SIKORSKY - for the UH-60 BLACK HAWK

US GOVERNMENT - for the F16 aircraft

EMBRAER - for the Embraer Phenom 300 business jet

US GOVERNMENT - for the T-38C aircraft

TRIUMPH GROUP - for the Gulfstream G650 business jet

BELL HELICOPTER - for the AH-1Z ZULU attack helicopter

TEXTRON - for the Cessna Citation X+ civilian jet

UTC AEROSPACE SYSTEMS – for the DB-110 ISR Pod

SIKORSKY - for the S-92® helicopter

LOCKHEED - Lock Assys for the F-35 aircraft

Potential to collectively generate revenue of $421.7M during their remaining periods of performance

CPI AERO

Recent Program Highlights

Customer	Highlights
NORTHROP GRUMMAN	○ Extended E2/C2 OWP Kits requirements through 2019 ○ Added new funded backlog of $63.6 million during 4Q'14 ○ Major revenue and margin contributor during 3Q15 and expected to be important program to 4Q15 performance as well
EMBRAER	○ Phenom 300 engine inlets is a well executed program ○ Received 2015 Program Excellence Award from Aviation Week ○ Recently begun producing at peak rate - 14 s/s per month ○ Projected to continue at peak rate through at least the end of 2016
HondaJet	○ Honda Jet received FAA type certification in Q1'15 – in final certification phase ○ Honda expects to deliver 100 aircraft within first 2 years after certification
LOCKHEED MARTIN	○ $10.6 million multi-year contract to manufacture four lock assemblies for the arresting gear door F-35A CTOL aircraft ○ Deliveries are scheduled to begin in 2017
F-16	○ Potential $53.5M contract; Received first military order in 2Q'15 ○ Currently acquiring inventory ○ First delivery in early 2016; could begin before the end of 2015
T-38	○ Long term, potential $49M program awarded February 2015 ○ Received firm delivery orders totaling 11.8M for deliveries starting in 2017 through Sept 2018

Bid Pipeline (9/30/15)

Defense opportunities increasing

Military vs Commercial



32%
68%
Commercial
Military

By Position Within the Supply Chain



5%
3%
92%
Tier 1
Tier 2
Prime

Bid Landscape

Defense Market	Commercial Market
Focus	Focus
Repairing and manufacturing spares for the current fleet of aging military aircraft.	**Business jet and regional jet markets** that align with our size, expertise and capability as a Tier 1 supplier.
Submitted several proposals to the U.S. Government for the **production of new structural assemblies and the repair of existing structures.**	**Large commercial airliner segment remains a potential growth opportunity**, but we are being selective – **balancing risk and sustainable profitability.**

Focus Areas: 2015 and 2016

EXECUTE

- Maintain and grow Tier 1 status
- Continuously improve delivery, quality and performance
- Improve margins
- Improve cash flow

GROW

- Continued investment in automation and productivity
- Replace retired program revenues with additional new long-term programs
- Focus on organic growth
- May consider acquisitions to gain scale, enter new markets

EVOLVE

- Deploy capital to create shareholder value
- Expand global supply chain services and MRO
- Continued improvement of design and manufacturing capabilities
- Drive balance across segments and diversify customer base

CPI AERO

Margin Expansion Opportunities

Improving Efficiency

- Nearly every assembly is in production mode
- Focus on program execution
- Driving out inefficiencies and waste.

New Equipment: Mini-riveter:

- **Program:** We have begun utilizing this equipment on one Sikorsky assembly while we await approval **from other customers.**
- **Results:** Reduced labor time by approximately 40% versus manual operation
- **Savings:** total projected savings of around $173,000 per year at current build rate.

Lean Manufacturing - Kaizen event

- **Kaizen** brought together a multi-discipline team with representation from Manufacturing, Quality, Procurement, and Planning
- **Purpose:** mapping a current value stream (the "current state"), identifying waste in the process and make suggestions and develop a "future state."
- **Program tested:** Leading edge for the Spirit program: observed a flattening of production cost curve as we approach 200 delivered shipsets.
- **Results:** We identified process improvements that would reduce production time for this program by 23%, representing annual savings of $532,000 at current production rates.
- **Implementation:** To be fully implemented by the end of 2016.

CPI AERO

Conclusion

CPI is well positioned to continue to grow its business due to:

- **Large, diversified and growing backlog**
- **Growing bid pipeline – new opportunities for both the defense and commercial markets**
- **Ability to perform on larger and more complex programs due to investments in advanced technologies**
- **Growth opportunities arising from developments in both commercial aerospace and military/defense sector**
- **Opportunities in North America and internationally**

Q&A Session

Douglas McCrosson

President & Chief Executive Officer

Vincent Palazzolo

Chief Financial Officer

Contact us



CPI Aerostructures

Vincent Palazzolo, CFO

(631) 586-5200

www.cpiaero.com



Investor Relations

THE EQUITY GROUP INC.

www.theequitygroup.com

Lena Cati

(212) 836-9611

lcati@equityny.com